Exhibit 107

CALCULATION OF FILING FEE TABLES

Form F-10

(Form Type)

Granite REIT Holdings Limited Partnership

Granite Real Estate Investment Trust

Granite REIT Inc.

(Exact Name of Registrants as Specified in their Charter)

Table 3: Combined Prospectuses

In US Dollars

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Debt	Debt Securities	(1)	$418,675,000 (1)	F-10	333-260022	October 4, 2021
Debt	Debt Securities	(1)	$392,050,000 (1)	F-10	333-251008	November 30, 2020
Debt	Debt Securities	(1)	$569,325,000 (1)	F-10	333-233732	September 12, 2019
Other	Guarantees	(2)	(2)	F-10	333-260022	October 4, 2021
Other	Guarantees	(2)	(2)	F-10	333-251008	November 30, 2020
Other	Guarantees	(2)	(2)	F-10	333-233732	September 12, 2019

(1)

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the registration statement to which this exhibit pertains (this “Registration Statement”) is a combined prospectus relating to this Registration Statement and to the Registrants’ registration statement on Form F-10 (File No. 333-260022), filed on October 4, 2021 (the “2021 Registration Statement”), the Registrants’ registration statement on Form F-10 (File No. 333-251008), filed on November 30, 2020 (the “2020 Registration Statement”), and the Registrants’ registration statement on Form F-10 (File No. 333-233732), filed on September 12, 2019 (the “2019 Registration Statement” and together with the 2021 Registration Statement and the 2020 Registration Statement, the “Prior Registration Statements”). The combined prospectus relates to such indeterminate number of debt securities of Granite REIT Holdings Limited Partnership as shall have an aggregate initial offering price not to exceed US$1,290,975,000 (based on an aggregate of CDN$1,750,000,000 of securities and the Bank of Canada daily average exchange rate of US$0.7377 = CDN$1.00 on February 13, 2024), and includes an aggregate of US$1,290,975,000 of unsold securities previously registered under the Prior Registration Statements. No separate registration fee is payable with respect to the US$1,290,975,000 of unsold securities which were previously registered under the Prior Registration Statements.

(2)

Guarantees by Granite Real Estate Investment Trust and Granite REIT Inc. of the debt securities being registered on Form F-10 hereunder are to be sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is payable with regards to such guarantees.